UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                              --------------------



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 19, 2003


                            VALENCE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)



         Delaware                    0-20028                   77-0214673
(State or Other Jurisdiction       (Commission                (IRS Employer
     of Incorporation)             File Number)            Identification No.)



                      6504 Bridge Point Parkway, Suite 415
                               Austin, Texas 78730
               (Address of Principal Executive Offices, Zip Code)


                                 (512) 527-2900
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On December 22, 2003, Registrant drew down $5 million for the third fiscal quarter of 2003 from its equity financing commitment with Berg & Berg Enterprises, LLC, an affiliate of Carl Berg, a director and stockholder of Registrant. The proceeds will be used to fund corporate operating needs and working capital.

     On December 19, 2003, Berg & Berg assigned its rights under the equity commitment to Mr. Berg's 401(k) plan. Under the terms of the equity commitment, Registrant issued to Mr. Berg's 401(k) plan 1,525,506 shares of its restricted common stock in a private placement transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Mr. Berg's 401(k) plan purchased these shares at a 15% discount to the average closing price of the stock for the five days prior to the purchase date, or approximately $3.28 per share.

     Under Rule 144 of the Securities Act, these shares are restricted from being traded by Mr. Berg's 401(k) plan for a period of one year from the date of issuance, unless registered, and thereafter may be traded only in compliance with the volume restrictions imposed by this rule.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 22, 2003                           VALENCE TECHNOLOGY, INC.



                                            /s/ Kevin W. Mischnick
                                            ----------------------------------
                                            By: Kevin W. Mischnick
                                                Vice President of Finance